Exhibit 16.1

PricewaterhouseCoopers LLP 1 Embankment Place London WC2N 6RH Telephone +44 (0) 20 7583 5000 Facsimile +44 (0) 20 7822 4652 Direct Phone 020 7 213 4541 Direct Fax 020 7 213 5379

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
USA

30 June 2003

Commissioners:

We have read the statements made by CanArgo (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated 30 June 2003. We agree with the statements concerning our Firm in such
Form 8-K.

Yours faithfully

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525. The registered office of PricewaterhouseCoopers LLP is
1 Embankment Place, London WC2N 6RH. All partners in PricewaterhouseCoopers UK Associates A are authorised to conduct business as agents of, and all contracts for services to clients are with, PricewaterhouseCoopers LLP.PricewaterhouseCoopers LLP is authorised and regulated by the Financial Services Authority for designated investment business.